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                                   UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                      FORM 8-K


                                   CURRENT REPORT
                         Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) July 16, 1997
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                             California Independent Bancorp
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                 Exact name of registrant as specified in its charter)

            California                    0-26552               68-0349947
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     (State of Incorporation)      Commission File Number)     (IRS Employer
                                                             Identification No.)

                 1227 Bridge Street, Suite C, Yuba City, California  95991
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                          (Address of principal executive offices)


            Registrant's telephone number, including area code (916) 674-4444
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            (Former name or former address, if changed since last report.)

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                                  ITEM FIVE

REGARDING: Form 8-K California Independent Bancorp, July 16, 1997
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Management of California Independent Bancorp ("CIBN") and its subsidiary,
Feather River State Bank ("Bank"), has determined that additional provisions to the Loan Loss Reserve will be required and reported in the second quarter of 1997 consolidated financial statements. This action is the result of recently identified increased risk exposure for a small number of sizable credits. These additional provisions will result in an operating loss for the second quarter of 1997. Depending on the magnitude of the final adjustment, it is possible that for the first half of 1997 CIBN will also report an operating loss.

Management believes that the existing loan loss reserve of $4,126,000 is more than adequate to cover any anticipated losses from these credits. In an abundance of caution, however, and based upon management's analysis of the inherent risks in the loan portfolio, additional provisions to the loan loss reserve of between $2.5 and $3.5 million are contemplated to be reported in the second quarter consolidated financial statements. These additional provisions will restore the loan loss reserve to 2.46 percent of year-to-date average loans outstanding and will replenish the reserve to a level that management believes is commensurate with the inherent risks of the loan portfolio. CIBN has decided to delay to mid-August the filing of its second quarter 10-Q to more accurately determine the extent of losses in these credits and the precise amount necessary to replenish the loan loss reserve.

Robert Mulder, President and Chief Executive Officer of CIBN states:

     "We believe that the anticipated losses in our loan portfolio are one-time occurrences based in large part upon poor agricultural crop results and events beyond the control of CIBN. The conditions or events leading to the possible losses are not indicative of the overall quality of the loan portfolio and appear isolated to these few credits. We have been very conservative with our assessment of this problem and have structured our actions based upon our estimate of a worst-case scenario. We believe that a gradual rebuilding of our loan loss reserve is not in the best interests of CIBN and our shareholders. Instead, we have elected to make this adjustment in one step, so that CIBN can concentrate all of its resources and energy on the continual improvement of the entire loan portfolio.

     Absent the additional provisions to the loan loss reserve, second quarter and year-to-date earnings would have exceeded last year's earnings.


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     Management's analysis and assessment of earnings for the remainder of
     1997 indicates that CIBN will show a profit, and it is not anticipated that the additional provisions will jeopardize the continued distribution of prudent dividends to our shareholders. It is CIBN's goal to resume its 20-year pace of sustained earnings growth.

     Finally, management has analyzed and assessed the impact of the additional provisions upon the Bank's capital ratios. We have determined that the Bank should still be considered a "well-capitalized" institution pursuant to FDIC regulatory standards."

The future of CIBN's operations, the necessity of further provisions for its loan loss reserve, quality of its loan portfolio, and the ability to pay future dividends constitute "forward-looking" information as defined by the Private Litigation Reform Act of 1995 (the "Act") and releases made by the Securities and Exchange Commission. This cautionary statement is being made with the express intention of obtaining the benefits of the Act's "safe harbor" provisions. Investors are cautioned that any forward-looking statements made by CIBN and its management are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements as a result of, but not limited to, the following factors: The economic environment, particularly in the region in which CIBN operates; competitive products and pricing; fiscal and monetary policies of the federal government; changes in government regulations affecting financial institutions including regulatory fees and capital requirements; changes in prevailing interest rates; acquisitions and the integration of acquired businesses; credit risk management and asset/liability management; the financial and securities markets; and the availability of and costs associated with sources of liquidity.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   California Independent Bancorp
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                                            (Company)


Date: July 17, 1997                 By: /s/ ROBERT MULDER
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                                       Robert Mulder
                                       President and Chief Executive Officer

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